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                                                                    EXHIBIT 99.1


                      SETTLEMENT AND GOVERNANCE AGREEMENT

        This SETTLEMENT AND GOVERNANCE AGREEMENT (the "Agreement") by and among WORLDWIDE MEDICAL CORPORATION, a Delaware corporation (the "Company"), JAMES G. BARRONS, G. WENDELL BIRKHOFER, DAVID M. JERANKO, JEMO KANG, DANIEL G. MCGUIRE, JEFFREY H. NICHOLAS, and FRANCISCO ROJAS (each of such seven persons an "Individual" and collectively the "Individual Parties") is made and effective as of October 22, 2001.

        WHEREAS, the Company held its Annual Meeting of Stockholders on July 20, 2001 (the "Annual Meeting");

        WHEREAS, one of the items on the agenda at the Annual Meeting was the election of the Company's board of directors;

        WHEREAS, each of the Individuals was nominated at the Annual Meeting to serve as a member of the Company's board of directors;

        WHEREAS, subsequent to the Annual Meeting, but prior to the Inspector of Elections certifying the results of the election, a dispute arose regarding such election, which dispute manifested itself in the filing of certain litigation in Delaware Court of Chancery, styled Jemo Kang v. Worldwide Medical Corporation, Del. Ch. C.A. No. 19031 NC (the "Litigation");

        WHEREAS, the Inspector of Elections has certified the results of the election for directors;

        WHEREAS, the parties wish to resolve the dispute, settle the Litigation, and set forth certain terms relating to the governance of the Company.

        NOW, THEREFORE, in consideration of the foregoing premises, which are incorporated into and made a part of this Agreement, and of the mutual covenants, which are set forth herein, the parties hereby agree as follows:

        1. Not later than three (3) days after his receipt of a fully executed copy of this Agreement, Jemo Kang shall cause the Litigation to be dismissed with prejudice.

        2. By virtue of the terms contained herein, the parties hereto shall be deemed to have accepted the certification and report of the Company's Inspector of Elections of the results of the election for directors held at the Annual Meeting, which contained the following conclusion and statement of methodology:
(a) the following persons were duly elected as directors of the Company: James
G. Barrons, G. Wendell Birkhofer, David M. Jeranko, Jemo Kang, Daniel G. McGuire, and Jeffrey H. Nicholas; and (b) in determining the results of such election, the Inspector of Election personally counted and relied exclusively upon those ballots and proxies cast by the record holders of the Company's shares of common stock as of June 21, 2001, the record date for the Annual Meeting.


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        3. This document shall also be considered to constitute the unanimous written consent of the directors of the Company (as certified by the Inspector of Elections), effective as of October 22, 2001, as to the following: (a) the enlargement of the Board of Directors to seven from six members; and (b) the appointment of Francisco Rojas to fill the vacancy created thereby.

        4. By their execution of this Agreement, each of Messrs. Barrons, Birkhofer, Jeranko, McGuire, and Nicholas, and Drs. Kang and Rojas hereby consents to serve as a director of the Company.

        5. For so long as the Company shall owe any amount to Princeton BioMeditech Corporation ("PBM") under the terms of the Company's Convertible Secured Promissory Note dated as of January 1, 2001 (the "Promissory Note"), each Individual covenants and agrees that, as a stockholder, director, and/or an officer of the Company, he shall not, directly or indirectly, (a) call, or join in a call for, a special meeting of stockholders of the Company for the purpose of electing, removing, or replacing directors; and (b) solicit consents or proxies, or participate or join in any consent in writing or proxy solicitation, for the purpose of electing, removing, or replacing directors; provided, however, that solicitation of consents or proxies in the name of the Board of Directors of the Company for the election of a Board of Directors that shall be constituted consistent with the terms of this Agreement and which shall be voted consistent with such solicitation shall not be deemed to be a breach by any Individual of the foregoing covenants and agreements; and provided, further, however, that an Individual shall not be deemed to be in breach of such covenants and agreements, and any breach thereof shall be deemed waived by all parties hereto, in the event that any of such Individuals shall have engaged in conduct otherwise prohibited hereby if, and only if, each Individual shall have agreed in writing that such no such breach shall be deemed to have occurred. Further, and notwithstanding the above, the Individuals acknowledge and agree that the duly appointed officers of the Company shall have the right to convene a meeting of Company stockholders in accordance with the Company's Amended Bylaws, if so requested by holders (other than the Individuals) of not less than 25% of the outstanding common stock of the Company or as otherwise required in accordance with the Delaware General Corporation Law or the California Corporations Code (if made applicable to the Company pursuant to Section 2115 thereof). The parties hereto agree that there shall be no third-party beneficiaries of the provisions of this Section 5.

        6. For so long as the Company shall owe $350,000 or more to PBM under the Promissory Note, each Individual covenants and agrees that (a) as a stockholder, director, and/or an officer of the Company, he shall not, directly or indirectly, take any action to remove Jeffrey Nicholas as a member of the Company's Board of Directors; (b) as a member of the Company's Board of Directors, he shall, vote in favor of the nomination of Mr. Nicholas to serve as a director of the Company; and (c) as a stockholder of the Company, he shall vote shares of Company capital stock beneficially or of record owned by him or as to which he has voting control in favor of the election of Mr. Nicholas to serve as a director of the Company at any meeting of Company stockholders at which members of the Company's Board of Directors are to be elected. Once PBM has received payment sufficient that the Company owes PBM less than $350,000 under the Promissory Note, Mr. Nicholas shall resign as a member of the Company's Board of Directors and all obligations of such Individuals in respect of Mr. Nicholas and his


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entitlements set forth herein to serve as a member of the Company's Board of
Directors shall thereupon cease.

        7. Until the first Annual Meeting of Stockholders of the Company that occurs after PBM has received payment in full under the Promissory Note, each Individual covenants and agrees that (a) as a stockholder, director, and/or an officer of the Company, he shall not, directly or indirectly, take any action to remove Jemo Kang as a member of the Company's Board of Directors; (b) as a member of the Company's Board of Directors, he shall, vote in favor of the nomination of Dr. Kang to serve as a director of the Company; and (c) as a stockholder of the Company, he shall vote shares of Company capital stock beneficially or of record owned by him or as to which he has voting control in favor of the election of Dr. Kang to serve as a director of the Company at any meeting of Company stockholders at which members of the Company's Board of Directors are to be elected (collectively, the "Section 7 Actions"). Once PBM has received payment in full under the Promissory Note, the obligations of such Individuals under subsections 7(a) and 7(c) herein in respect of Dr. Kang and his entitlement set forth in subsection 7(b) herein shall thereupon cease. As of the first Annual Meeting of Stockholders of the Company that occurs after PBM has received payment in full under the Promissory Note, all other obligations of such Individuals in respect of Dr. Kang and his other entitlements set forth herein to serve as a member of the Company's Board of Directors shall thereupon cease.

        8. During the period that Jemo Kang has any entitlement under this Agreement to serve as a member of the Company's Board of Directors, Dr. Kang may designate an individual to serve as a member of the Company's Board of Directors in lieu of his service; provided, however, that such designee shall not be Jeffrey Nicholas. With respect to such designee, each Individual hereby covenants and agrees to take, or to refrain from taking, as appropriate, the
Section 7 Actions in respect of such designee, as if such designee were Dr.
Kang.

        9. The Company agrees to abide by and honor the terms of this Agreement (except to the extent that stockholder approval shall be required for same) and to use its best efforts to cause its directors and officers, including without limitation the successor to any person now so serving, to abide by and honor the terms of this Agreement.

        10. The entitlements provided herein to Jeffrey Nicholas and to Jemo Kang shall terminate upon the occurrences respectively set forth in Sections 6 and 7, above; provided, however, that Mr. Nicholas's entitlements shall earlier cease upon his resignation as a member of the Company's Board of Directors and Dr. Kang's entitlements shall earlier cease upon his resignation as a member of the Company's Board of Directors of the Company if, on or before the 15th day following the effective date of his resignation, he shall not have designated an individual to serve as a member of the Company's Board of Directors in lieu of his service.

        11. This Agreement shall be construed in accordance with the laws of the State of Delaware, exclusive of its choice of law provisions.

        IN WITNESS WHEREOF, the undersigned have each executed this Agreement as of the day below indicated.



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                                            WORLDWIDE MEDICAL CORPORATION


                                            By:
                                               ---------------------------------
                                               Daniel G. McGuire, President



                                            ------------------------------------
                                            JAMES G. BARRONS



                                            ------------------------------------
                                            G. WENDELL BIRKHOFER



                                            ------------------------------------
                                            DAVID M. JERANKO



                                            ------------------------------------
                                            JEMO KANG



                                            ------------------------------------
                                            DANIEL G. MCGUIRE



                                            ------------------------------------
                                            JEFFREY H. NICHOLAS



                                            ------------------------------------
                                            FRANCISCO ROJAS


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